Exhibit 99.1

For Immediate Release:	10/20/2015

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 mshaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 ajeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES THIRD QUARTER EARNINGS,
AND QUARTERLY DIVIDEND
GLASTONBURY, Conn., October 20, 2015 – United Financial Bancorp, Inc. (“United Financial” or the “Company”) (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the “Bank”), today announced results for the quarter ended September 30, 2015. The Company had net income of $13.4 million, or $0.27 per diluted share, for the quarter ended September 30, 2015, compared to net income for the linked quarter of $13.3 million, or $0.27 per diluted share. The Company reported net income of $10.0 million, or $0.19 per diluted share, for the quarter ended September 30, 2014.

“I am pleased to report that for the year-to-date 2015, United Financial Bancorp, Inc. has averaged a 0.95% return on average assets ("ROA"), an 8.67% return on average equity ("ROE"), and an 11.11% return on average tangible common equity ("ROTCE") along with consistent earnings per diluted share ("EPS"). We have demonstrated two consecutive quarters of strong commercial loan growth and three consecutive quarters of consistent mortgage banking activity income since completing our merger and data conversion in the second and fourth quarters of 2014, respectively,” stated William H. W. Crawford, IV, Chief Executive Officer of United Financial Bancorp, Inc. and United Bank. "Further, since June 30, 2011, the Company has reported a 30% EPS compound annual growth rate. At United Financial, we are winning new clients every day, growing relationships with current clients, and growing both tangible book value per share and franchise value. As we continue to respond to the difficult operating and competitive environment, we will remain focused on serving our clients and increasing shareholder value."

Financial Highlights

•Third Quarter net income of $13.4 million, or $0.27 per diluted share
•Tangible book value per share increased to $10.06 from $9.87 in the linked quarter

•	ROA of 0.93% for the third quarter

•	ROE of 8.68% for the third quarter

•	ROTCE of 11.08% for the third quarter

•	Non-Interest Expense/Average Assets (NIE/AA) of 2.22%

•	Efficiency ratio of 61%

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Loan Production Highlights

•13% annualized total loan growth

•	16% annualized third quarter commercial loan growth

•	Three consecutive quarters of strong mortgage banking activity income

Earnings Results

The Company reported quarterly net income of $13.4 million, or $0.27 per diluted share, and ROA of 0.93% in the third quarter of 2015. Interest income totaled $49.6 million in the third quarter of 2015 and increased by $914,000, or 2%, in comparison to the linked quarter driven by strong earning asset growth during the quarter. Earning assets grew organically by $163.4 million, or 3%, during the quarter, while average interest-earning assets increased by $220.1 million, or 4%, from the linked quarter due primarily to two consecutive quarters of strong commercial loan growth. Compared to the linked quarter, interest expense increased by $174,000, or 2%, to $8.0 million for the third quarter of 2015. This interest expense increase was driven by the $109 million increase in average Federal Home Loan Bank advances and other borrowings, partially offset by the 2 basis points decline in the cost of interest-bearing deposits. Interest expense on deposits decreased despite the $89 million increase in average interest-bearing deposits.

The GAAP tax equivalent net interest margin for the third quarter of 2015 decreased by 10 basis points to 3.20% compared to 3.30% for the linked quarter. When excluding the impact of $783,000 lower loan prepayment penalty income in the third quarter of 2015 than the second quarter, the net interest margin declined by 4 basis points from the linked quarter. The yields on interest-earning assets decreased by 12 basis points in the third quarter of 2015 to 3.79% as compared to the linked quarter, largely reflective of the prepayment penalty income impact and additionally due to the continued strong execution of interest rate swaps. The result of these loan level hedges is that the Company originates more variable rate loans with lower loan yields, however greater fee income is recognized up front. The improvement in the interest-bearing cost of funds of 2 basis points, to 0.71%, was attributable to a decrease of 5 basis points in the cost of interest bearing deposits, which was partially offset by an increase of 14 basis points in the cost of Federal Home Loan Bank advances driven by the duration extension of this wholesale funding source.

The provision for loan losses decreased by 27%, or $1.2 million, to $3.3 million for the quarter ended September 30, 2015 compared to $4.5 million for the linked quarter due to reduced expansion of the covered portfolio for the current period as compared to the linked quarter. The lower level of covered portfolio expansion results from lower linked quarter organic loan growth of $136 million during the third quarter of 2015, as compared to $165 million of growth in the second quarter, as well as slower migration of purchased loans. Net charge-offs for the third quarter of 2015 increased by $372,000 to $1.3 million, or 0.12% annualized as a percentage of average loans outstanding, from $904,000, or 0.09% annualized as a percentage of average loans outstanding, in the linked quarter. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local economic and credit conditions, the direction of real estate values and delinquency trends.

Total non-interest income decreased by $1.6 million, or 17%, to $7.8 million for the quarter ended September 30, 2015 from $9.4 million recognized in the linked quarter. The most significant factors attributing to the decline in the third quarter's non-interest income were the $733,000 decline in mortgage banking activities income and the $706,000 decline in other income, both of which were related to the decline in long-term interest rates during the third quarter which negatively impacted the mortgage servicing rights

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and loan level hedge valuations. The mortgage servicing rights valuation declined by $1.3 million as compared to the linked quarter.

Non-interest income in the third quarter of 2015 includes the recognition of a $1.0 million loss related to limited partnership investments, and is consistent with the linked quarter. The most recent limited partnership investments are primarily related to alternative energy tax credits which provide an attractive risk adjusted return on capital ("RAROC"); noting that RAROC is an on-going focus for all activities the Company pursues. The loss correlates with the utilization of tax benefits and is more than offset in the tax provision for both the third quarter of 2015 and the linked quarter.

Non-Interest Expense

Non-interest expense for the quarter ended September 30, 2015 totaled $31.9 million and increased by $1.5 million, or 5%, from the linked quarter. The Company's cost structure continues to be favorable with non-interest expense as a percentage of average assets reported at 2.22% and the efficiency ratio at 61% in the third quarter of 2015. While many non-interest categories declined from the linked quarter, the Company experienced elevated expenses pertaining to information technology consulting services which will remain in the run-rate through the end of the year. Investments in our technology is fundamental to the success of our Company. The Company also experienced elevated one-time expenses pertaining to the deployment of EMV-compliant debit cards. Finally, as seen across the industry, the Company experienced a significant increase in debit card related fraud. While consumer losses cannot be predicted, investments in EMV cards and new fraud technology and expertise will likely mitigate this expense in the future. Excluding each of these noted expense categories totaling $1.4 million, net interest expense was flat in comparison to the linked quarter.

Business Line Discussions

Commercial Banking

Total commercial loans increased by $104 million, or 16% annualized, during the third quarter of 2015 while average commercial loans increased during the quarter by $174 million. The increase in average commercial loans reflects that in addition to the current quarter production, a majority of the 19% annualized second quarter production was introduced late in that quarter when commercial loan originations benefited from the production ramp up of new teams introduced in late 2014 and early 2015. For the quarter ended September 30, 2015, commercial loan activity was comprised of a $114 million, or 6%, increase in the commercial real estate portfolio and a $5 million, or 3%, increase in the commercial construction portfolio, partially offset by a $15 million, or 2%, decrease in the commercial business portfolio. Commercial banking profitability was augmented further by the third consecutive quarter of strong loan level hedging fee income which was $2.4 million and $2.3 million for the quarters ended September 30, 2015 and June 30, 2015, respectively. The Company has been able to successfully meet the customer preference for fixed rate loans in this low interest rate environment, while prudently managing interest rate risk and increasing fee income.

Consumer Lending

In the third quarter of 2015, the Company produced residential mortgage originations of $188 million. Having recognized three consecutive quarters of strong mortgage banking activity income, for the year to date, residential mortgage originations totaled $559 million, an increase of $303 million, or 118%, from $256 million in the same period of the prior year. Purchase mortgage activity represented 70% of the production during the third quarter of 2015, and 46% of the quarter's production was comprised of adjustable rate

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mortgages. The Company sold residential mortgage loans totaling $123 million during the third quarter of 2015, and $285 million during the year to date.

Funding & Deposits

Deposits totaled $4.26 billion at September 30, 2015 and increased by $81 million, or 2%, from $4.18 billion at June 30, 2015, reflecting a $12 million, or 2%, increase in non-interest bearing deposits and a $68 million, or 2% increase in interest bearing deposits. The cost of total interest bearing deposits decreased by 5 basis points to 0.58% in the quarter ending September 30, 2015 from 0.63% in the linked quarter, comprised of decreases in the costs of both money market and time deposit accounts. Money market account specials expiring and seasonal increases in lower cost municipal money market deposits both drove down the cost of money market accounts during the third quarter of 2015, while the maturities of higher cost time deposits decreased the average cost of those accounts during the period.

Asset Quality

Non-performing assets increased by $1.5 million to $37.1 million at September 30, 2015 from $35.6 million at June 30, 2015. The ratio of non-performing assets to total assets remained unchanged at 0.63% at September 30, 2015 and June 30, 2015. The allowance for loan losses as a percentage of total covered loans outstanding decreased to 1.04% at September 30, 2015 from 1.06% at June 30, 2015. The Company maintains a disciplined approach to asset quality and will not match extremely favorable pricing or underwriting and structure pressures from competitor banks if those considerations do not meet the Company's asset quality and return standards.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on October 30, 2015 and payable on November 12, 2015. This dividend equates to a 3.65% annualized yield based on the $13.15 average closing price of the Company’s common stock in the third quarter of 2015. In April 2015, the Board increased the dividend by $0.02, or 20%, from the $0.10 quarterly amount which was in effect throughout 2014. The Company has paid dividends for 38 consecutive quarters.

Tangible Book Value

Tangible book value per share increased to $10.06 at September 30, 2015 from $9.87 at June 30, 2015; primarily due to the impact of the Company’s net income of $13.4 million, offset in part by the cash dividend payment to shareholders of $0.12 per share.

Capital Management

The Company reported Tangible Common Equity ("TCE") of $498 million, or 8.66% of average assets, at September 30, 2015. The Company obtained approval for and initiated a third buyback plan on October 15, 2014. Under this plan, the Company is authorized to repurchase up to 2,566,283 shares, or 5% of the outstanding shares at the time the plan was approved. The Company did not repurchase any shares during the quarter ended September 30, 2015, and has remaining authorization to purchase an additional 254,394 shares. The Company anticipates leveraging its capital through organic loan growth.

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Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, October 21, 2015 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s third quarter results. Those wishing to participate in the call may dial toll-free 1-888-339-0797. A telephone replay of the call will be available through November 4, 2015 by calling 1-877-344-7529 and entering conference number 10073650. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. On April 30, 2014, United Bank and Rockville Bank completed a transformational merger of equals bringing together two financially strong, well-respected institutions and creating a leading New England bank with more than 50 branches in two states and over $5.8 billion in assets. Through the merger, Rockville Financial, Inc. completed the acquisition of United Financial Bancorp, Inc. The combined Company, known as United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK”.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device.

To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(In Thousands, Except Share Data)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Interest and dividend income:
Loans	$41,878	$40,119	$123,658	$92,329
Securities-taxable interest	4,907	5,180	14,947	11,064
Securities-non-taxable interest	2,080	1,495	6,353	3,319
Securities-dividends	708	381	1,554	893
Interest-bearing deposits	52	26	119	65
Total interest and dividend income	49,625	47,201	146,631	107,670
Interest expense:
Deposits	5,319	3,990	15,643	9,294
Borrowed funds	2,663	1,018	7,099	2,396
Total interest expense	7,982	5,008	22,742	11,690
Net interest income	41,643	42,193	123,889	95,980
Provision for loan losses	3,252	2,633	9,225	5,163
Net interest income after provision for loan losses	38,391	39,560	114,664	90,817
Non-interest income:
Service charges and fees	5,960	3,657	15,434	9,179
Net gain (loss) from sales of securities	(59)	430	639	1,287
Income from mortgage banking activities	2,257	978	7,618	2,769
Bank-owned life insurance	893	873	2,557	2,145
Net loss on limited partnership investments	(991)	(2,176)	(2,337)	(2,176)
Other income (loss)	(242)	314	113	400
Total non-interest income	7,818	4,076	24,024	13,604
Non-interest expense:
Salaries and employee benefits	16,994	17,791	50,161	42,574
Service bureau fees	1,828	3,016	5,114	5,875
Occupancy and equipment	3,343	3,278	11,600	7,586
Professional fees	1,581	1,081	3,280	2,365
Marketing and promotions	587	367	1,843	876
FDIC insurance assessments	750	785	2,651	1,735
Other real estate owned	25	136	202	569
Core deposit intangible amortization	433	481	1,363	802
Merger related expense	—	4,008	—	26,782
Other	6,335	3,979	16,676	10,192
Total non-interest expense	31,876	34,922	92,890	99,356
Income before income taxes	14,333	8,714	45,798	5,065
Provision (benefit) for income taxes	952	(1,271)	6,060	(296)
Net income	$13,381	$9,985	$39,738	$5,361

Net income per share:
Basic	$0.27	$0.19	$0.81	$0.13
Diluted	$0.27	$0.19	$0.81	$0.13
Weighted-average shares outstanding:
Basic	48,931,203	52,162,635	48,829,193	40,301,620
Diluted	49,429,809	52,750,658	49,339,271	40,636,247

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(In Thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Interest and dividend income:
Loans	$41,878	$41,253	$40,527	$40,682	$40,119
Securities-taxable interest	4,907	4,771	5,269	5,303	5,180
Securities-non-taxable interest	2,080	2,181	2,092	1,794	1,495
Securities-dividends	708	472	374	409	381
Interest-bearing deposits	52	34	33	21	26
Total interest and dividend income	49,625	48,711	48,295	48,209	47,201
Interest expense:
Deposits	5,319	5,584	4,740	4,265	3,990
Borrowed funds	2,663	2,224	2,212	2,052	1,018
Total interest expense	7,982	7,808	6,952	6,317	5,008
Net interest income	41,643	40,903	41,343	41,892	42,193
Provision for loan losses	3,252	4,462	1,511	4,333	2,633
Net interest income after provision for loan losses	38,391	36,441	39,832	37,559	39,560
Non-interest income:
Service charges and fees	5,960	5,643	3,831	4,330	3,657
Net gain (loss) from sales of securities	(59)	360	338	(59)	430
Income from mortgage banking activities	2,257	2,990	2,371	434	978
Bank-owned life insurance	893	830	834	897	873
Net loss on limited partnership investments	(991)	(916)	(430)	(2,048)	(2,176)
Other income (loss)	(242)	464	(109)	(553)	314
Total non-interest income	7,818	9,371	6,835	3,001	4,076
Non-interest expense:
Salaries and employee benefits	16,994	16,595	16,572	16,758	17,791
Service bureau fees	1,828	1,466	1,820	2,304	3,016
Occupancy and equipment	3,343	3,799	4,458	5,653	3,278
Professional fees	1,581	782	917	1,297	1,081
Marketing and promotions	587	620	636	1,420	367
FDIC insurance assessments	750	823	1,078	818	785
Other real estate owned	25	62	115	223	136
Core deposit intangible amortization	433	449	481	481	481
Merger related expense	—	—	—	10,136	4,008
Other	6,335	5,761	4,580	5,986	3,979
Total non-interest expense	31,876	30,357	30,657	45,076	34,922
Income (loss) before income taxes	14,333	15,455	16,010	(4,516)	8,714
Provision (benefit) for income taxes	952	2,123	2,985	(5,937)	(1,271)
Net income	$13,381	$13,332	$13,025	$1,421	$9,985

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(In Thousands)
(Unaudited)

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
ASSETS
Cash and cash equivalents:
Cash and due from banks	$38,534	$44,482	$43,348	$43,416	$58,109
Short-term investments	59,776	40,043	46,013	43,536	26,876
Total cash and cash equivalents	98,310	84,525	89,361	86,952	84,985
Available for sale securities – At fair value	1,080,393	1,061,927	1,094,229	1,053,011	1,012,780
Held to maturity securities – At amortized cost	14,715	14,992	15,204	15,368	15,556
Loans held for sale	13,511	28,017	13,002	8,220	6,332
Loans receivable, net of allowance for loan losses	4,185,032	4,048,770	3,884,067	3,877,063	3,772,522
Federal Home Loan Bank of Boston stock, at cost	40,814	37,061	34,006	31,950	30,090
Accrued interest receivable	15,477	14,777	14,958	14,212	14,712
Deferred tax asset, net	31,554	31,822	29,956	33,833	25,974
Premises and equipment, net	55,919	57,131	57,718	57,665	57,595
Goodwill	115,281	115,265	115,232	115,240	114,160
Core deposit intangible asset	7,939	8,372	8,821	9,302	9,783
Cash surrender value of bank-owned life insurance	125,186	124,287	123,456	122,622	121,724
Other real estate owned	258	227	1,711	2,239	2,647
Other assets	58,633	53,517	49,429	49,132	44,946
Total assets	$5,843,022	$5,680,690	$5,531,150	$5,476,809	$5,313,806

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$622,535	$610,279	$598,157	$602,359	$659,859
Interest-bearing	3,640,436	3,571,972	3,558,958	3,432,952	3,369,143
Total deposits	4,262,971	4,182,251	4,157,115	4,035,311	4,029,002
Mortgagors’ and investor escrow accounts	8,108	15,168	8,815	13,004	6,649
Federal Home Loan Bank advances and other borrowings	893,865	825,963	707,318	777,314	594,873
Accrued expenses and other liabilities	56,626	45,313	47,779	48,772	31,916
Total liabilities	5,221,570	5,068,695	4,921,027	4,874,401	4,662,440
Total stockholders’ equity	621,452	611,995	610,123	602,408	651,366
Total liabilities and stockholders’ equity	$5,843,022	$5,680,690	$5,531,150	$5,476,809	$5,313,806

F - 3

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Share Data:
Basic net income per share	$0.27	$0.27	$0.27	$0.03	$0.19
Diluted net income per share	0.27	0.27	0.26	0.03	0.19
Dividends declared per share	0.12	0.12	0.10	0.10	0.10
Key Statistics:
Total revenue	$49,461	$50,274	$48,178	$44,893	$46,269
Total expense	31,876	30,357	30,657	45,076	34,922
Average earning assets	5,332,706	5,112,581	5,084,717	4,969,225	4,817,907
Key Ratios:
Return on average assets (annualized)	0.93%	0.96%	0.95%	0.11%	0.76%
Return on average equity (annualized)	8.68%	8.69%	8.63%	0.90%	6.12%
Tax-equivalent net interest margin (annualized)	3.20%	3.30%	3.37%	3.44%	3.56%
Residential Mortgage Production:
Dollar volume (total)	$187,926	$203,433	$168,023	$121,886	$115,787
Mortgages originated for purchases	131,609	115,286	64,108	74,171	80,709
Loans sold	123,316	93,972	67,377	39,489	55,806
Income from mortgage banking activities	2,257	2,990	2,371	434	978
Non-performing Assets:
Residential real estate	$14,577	$12,377	$12,527	$12,387	$11,468
Commercial real estate	11,581	10,989	12,056	10,663	5,914
Construction	1,604	1,334	1,686	611	638
Commercial business	4,475	5,315	4,349	4,872	5,703
Installment and collateral	3	13	13	25	386
Non-accrual loans	32,240	30,028	30,631	28,558	24,109
Troubled debt restructured – non-accruing	4,605	5,346	5,034	3,800	5,180
Total non-performing loans	36,845	35,374	35,665	32,358	29,289
Other real estate owned	258	227	1,711	2,239	2,647
Total non-performing assets	$37,103	$35,601	$37,376	$34,597	$31,936
Non-performing loans to total loans	0.88%	0.87%	0.91%	0.83%	0.77%
Non-performing assets to total assets	0.63%	0.63%	0.68%	0.63%	0.60%
Allowance for loan losses to non-performing loans	83.68%	81.57%	70.93%	76.67%	76.15%
Allowance for loan losses to total loans	0.73%	0.71%	0.65%	0.64%	0.59%
Non-GAAP Ratios: (1)
Non-interest expense to average assets	2.22%	2.19%	2.23%	3.35%	2.66%
Efficiency ratio (2)	60.82%	57.36%	60.82%	66.48%	61.98%
Cost of funds (annualized) (3)	0.63%	0.64%	0.57%	0.54%	0.44%
Total revenue growth rate	(1.62)%	4.35%	7.32%	(2.97)%	7.11%
Total revenue growth rate (annualized)	(6.47)%	17.40%	29.27%	(11.90)%	28.44%
Average earning asset growth rate	4.31%	0.55%	2.32%	3.14%	23.78%
Average earning asset growth rate (annualized)	17.22%	2.19%	9.30%	12.56%	95.11%
Return on average tangible common equity (annualized)	11.08%	11.12%	11.13%	1.37%	7.80%
Pre-Provision net revenue to average assets (4)	1.38%	1.56%	1.36%	1.16%	1.37%
Pre-Provision net revenue to average equity (5)	12.83%	14.13%	12.43%	9.89%	11.01%

(1)
Non-GAAP Ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)
The efficiency ratio represents the ratio of non-interest expense before other real estate owned expense, amortization of intangibles, and goodwill impairment as a percent of net interest income (fully taxable equivalent) and non-interest income, excluding gains from securities transactions and nonrecurring items.

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

(4)	The Pre-Provision net revenue to average assets ratio represents the ratio of net interest income, on a fully tax-equivalent basis, fees and other non-interest income, as a percent of average assets.

(5)	The Pre-Provision net revenue to average equity ratio represents the ratio of net interest income, on a fully tax-equivalent basis, fees and other non-interest income, as a percent of average equity.

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2015			September 30, 2014
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,539,362	$12,931	3.36%	$1,364,982	$11,776	3.45%
Commercial real estate	1,816,122	18,833	4.11	1,632,233	18,549	4.51
Construction	173,355	1,952	4.47	123,848	2,851	9.13
Commercial business	612,857	8,112	5.25	610,574	6,787	4.41
Installment and collateral	4,265	50	4.67	17,146	156	3.64
Investment securities	1,123,005	8,843	3.15	1,017,559	7,924	3.11
Other earning assets	63,740	52	0.33	51,565	26	0.20
Total interest-earning assets	5,332,706	50,773	3.79	4,817,907	48,069	3.97
Allowance for loan losses	(29,901)			(22,152)
Non-interest-earning assets	449,363			446,626
Total assets	$5,752,168			$5,242,381
Interest-bearing liabilities:
NOW and money market	$1,500,449	1,874	0.50	$1,366,795	945	0.28
Savings	527,430	82	0.06	438,607	167	0.15
Certificates of deposit	1,591,618	3,363	0.84	1,532,862	2,878	0.75
Total interest-bearing deposits	3,619,497	5,319	0.58	3,338,264	3,990	0.48
Federal Home Loan Bank advances	695,208	1,276	0.73	400,220	584	0.58
Other borrowings	146,936	1,387	3.75	165,557	434	1.05
Total interest-bearing liabilities	4,461,641	7,982	0.71	3,904,041	5,008	0.51
Non-interest-bearing deposits	610,253			632,425
Other liabilities	63,620			53,011
Total liabilities	5,135,514			4,589,477
Stockholders’ equity	616,654			652,904
Total liabilities and stockholders’ equity	$5,752,168			$5,242,381
Net interest-earning assets	$871,065			$913,866
Tax-equivalent net interest income		42,791			43,061
Tax-equivalent net interest rate spread			3.08%			3.46%
Tax-equivalent net interest margin			3.20%			3.56%
Average interest-earning assets to average interest-bearing liabilities			119.52%			123.41%
Less tax-equivalent adjustment		1,148			868
Net interest income		$41,643			$42,193

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	September 30, 2015			June 30, 2015
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/ Cost
Interest-earning assets:
Residential real estate	$1,539,362	$12,931	3.36%	$1,501,850	$12,702	3.38%
Commercial real estate	1,816,122	18,833	4.11	1,658,734	19,614	4.74
Construction	173,355	1,952	4.47	156,114	1,841	4.73
Commercial business	612,857	8,112	5.25	613,220	7,050	4.61
Installment and collateral	4,265	50	4.67	4,843	44	3.63
Investment securities	1,123,005	8,843	3.15	1,130,543	8,632	3.05
Other earning assets	63,740	52	0.33	47,277	34	0.29
Total interest-earning assets	5,332,706	50,773	3.79	5,112,581	49,917	3.91
Allowance for loan losses	(29,901)			(26,552)
Non-interest-earning assets	449,363			458,462
Total assets	$5,752,168			$5,544,491
Interest-bearing liabilities:
NOW and money market	$1,500,449	1,874	0.50	$1,434,648	1,952	0.55
Savings	527,430	82	0.06	540,162	84	0.06
Certificates of deposit	1,591,618	3,363	0.84	1,555,593	3,548	0.91
Total interest-bearing deposits	3,619,497	5,319	0.58	3,530,403	5,584	0.63
Federal Home Loan Bank advances	695,208	1,276	0.73	572,948	845	0.59
Other borrowings	146,936	1,387	3.75	160,015	1,379	3.46
Total interest-bearing liabilities	4,461,641	7,982	0.71	4,263,366	7,808	0.73
Non-interest-bearing deposits	610,253			593,117
Other liabilities	63,620			74,305
Total liabilities	5,135,514			4,930,788
Stockholders’ equity	616,654			613,703
Total liabilities and stockholders’ equity	$5,752,168			$5,544,491
Net interest-earning assets	$871,065			$849,215
Tax-equivalent net interest income		42,791			42,109
Tax-equivalent net interest rate spread			3.08%			3.26%
Tax-equivalent net interest margin			3.20%			3.30%
Average interest-earning assets to average interest-bearing liabilities			119.52%			119.92%
Less tax-equivalent adjustment		1,148			1,206
Net interest income		$41,643			$40,903

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Nine Months Ended
	September 30, 2015			September 30, 2014
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/ Cost
Interest-earning assets:
Residential real estate	$1,492,336	$37,952	3.39%	$1,044,523	$27,241	3.48%
Commercial real estate	1,713,690	57,437	4.48	1,263,903	45,506	4.81
Construction	169,754	6,150	4.84	87,240	5,063	7.76
Commercial business	616,395	21,986	4.77	449,440	14,169	4.21
Installment and collateral	5,233	133	3.38	10,708	350	4.35
Investment securities	1,126,343	26,363	3.12	750,918	17,109	3.04
Other earning assets	54,234	119	0.29	36,782	65	0.24
Total interest-earning assets	5,177,985	150,140	3.87	3,643,514	109,503	4.01
Allowance for loan losses	(27,308)			(20,463)
Non-interest-earning assets	452,094			301,341
Total assets	$5,602,771			$3,924,392
Interest-bearing liabilities:
NOW and money market	$1,449,105	5,357	0.49	$1,042,204	2,269	0.29
Savings	533,851	248	0.06	373,905	336	0.12
Certificates of deposit	1,563,821	10,038	0.86	1,108,695	6,689	0.81
Total interest-bearing deposits	3,546,777	15,643	0.59	2,524,804	9,294	0.49
Federal Home Loan Bank advances	619,906	2,944	0.63	302,101	1,738	0.77
Other borrowings	161,894	4,155	3.43	101,205	658	0.87
Total interest-bearing liabilities	4,328,577	22,742	0.70	2,928,110	11,690	0.53
Non-interest-bearing deposits	594,204			465,243
Other liabilities	68,551			35,019
Total liabilities	4,991,332			3,428,372
Stockholders’ equity	611,439			496,020
Total liabilities and stockholders’ equity	$5,602,771			$3,924,392
Net interest-earning assets	$849,408			$715,404
Tax-equivalent net interest income		127,398			97,813
Tax-equivalent net interest rate spread			3.17%			3.48%
Tax-equivalent net interest margin			3.28%			3.58%
Average interest-earning assets to average interest-bearing liabilities			119.62%			124.43%
Less tax-equivalent adjustment		3,509			1,833
Net interest income		$123,889			$95,980

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

	Three Months Ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Net income	$13,381	$13,332	$13,025	$1,421	$9,985
Adjustments:
Net interest income	(4,092)	(3,512)	(3,432)	(3,421)	(3,828)
Non-interest income	59	(360)	(338)	729	(430)
Non-interest expense	439	454	486	12,513	4,497
Income tax expense (benefit)	1,258	1,196	1,152	(2,926)	226
Net adjustment	(2,336)	(2,222)	(2,132)	6,895	465
Total operating net income	$11,045	$11,110	$10,893	$8,316	$10,450
Total net interest income	$41,643	$40,903	$41,343	$41,892	$42,193
Adjustments:
Impact from purchase accounting fair value marks:
(Accretion) / Amortization of loan mark	(2,787)	(2,194)	(1,871)	(1,543)	(1,734)
Accretion / (Amortization) of deposit mark	841	845	1,079	1,276	1,482
Accretion / (Amortization) of borrowings mark	464	473	482	602	612
Net adjustment	(4,092)	(3,512)	(3,432)	(3,421)	(3,828)
Total operating net interest income	$37,551	$37,391	$37,911	$38,471	$38,365
Total non-interest income	$7,818	$9,371	$6,835	$3,001	$4,076
Adjustments:
Net loss (gain) on sales of securities	59	(360)	(338)	59	(430)
Loss on fixed assets - branch optimization	—	—	—	670	—
Net adjustment	59	(360)	(338)	729	(430)
Total operating non-interest income	7,877	9,011	6,497	3,730	3,646
Total operating net interest income	37,551	37,391	37,911	38,471	38,365
Total operating revenue	$45,428	$46,402	$44,408	$42,201	$42,011
Total non-interest expense	$31,876	$30,357	$30,657	$45,076	$34,922
Adjustments:
Merger related expense	—	—	—	(10,136)	(4,008)
Core deposit intangible amortization expense	(433)	(449)	(481)	(481)	(481)
Effect of branch lease termination agreement	—	—	—	(1,888)	—
Amortization of fixed asset fair value mark	(6)	(5)	(5)	(8)	(8)
Net adjustment	(439)	(454)	(486)	(12,513)	(4,497)
Total operating expense	$31,437	$29,903	$30,171	$32,563	$30,425

Total loans	$4,209,618	$4,072,067	$3,904,733	$3,897,866	$3,791,491
Non-covered loans (1)	(1,255,618)	(1,356,259)	(1,510,264)	(1,658,594)	(1,693,669)
Total covered loans	$2,954,000	$2,715,808	$2,394,469	$2,239,272	$2,097,822
Allowance for loan losses	$30,832	$28,856	$25,297	$24,809	$22,304
Allowance for loan losses to total loans	0.73%	0.71%	0.65%	0.64%	0.59%
Allowance for loan losses to total covered loans	1.04%	1.06%	1.06%	1.11%	1.06%
(1) As required by GAAP, the Company recorded at fair value the loans acquired in the legacy United transaction. These loans carry no allowance for loan losses for the periods reflected above.

F - 8

United Financial Bancorp, Inc. and Subsidiaries
Selected Interest Income/Expense and Yields/Costs
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

	Three Months Ended September 30, 2015
	GAAP		Mark to Market			Operating
	Interest and Dividends	Yield/Cost	Interest and Dividends	Yield/Cost		Interest and Dividends	Yield/Cost
Residential real estate	$12,931	3.36%	$(729)	(0.22	) %	$13,660	3.58%
Commercial real estate	18,833	4.11	543	0.14		18,290	3.97
Construction	1,952	4.47	371	0.92		1,581	3.55
Commercial business	8,112	5.25	2,606	1.73		5,506	3.52
Installment and collateral	50	4.67	(4)	(0.35)		54	5.02
Certificates of deposit	3,363	0.84	(841)	(0.21)		4,204	1.05
Federal Home Loan Bank advances	1,276	0.73	(475)	(0.28)		1,751	1.01
Other borrowings	1,387	3.75	11	0.09		1,376	3.66
Tax-equivalent net interest margin	42,791	3.20	4,092			38,699	2.89

	Three Months Ended June 30, 2015
	GAAP		Mark to Market			Operating
	Interest and Dividends	Yield/Cost	Interest and Dividends	Yield/Cost		Interest and Dividends	Yield/Cost
Residential real estate	$12,702	3.38%	$(848)	(0.26	) %	$13,550	3.64%
Commercial real estate	19,614	4.74	1,137	0.30		18,477	4.44
Construction	1,841	4.73	360	1.02		1,481	3.71
Commercial business	7,050	4.61	1,554	1.08		5,496	3.53
Installment and collateral	44	3.63	(8)	(0.68)		52	4.31
Certificates of deposit	3,548	0.91	(845)	(0.23)		4,393	1.14
Federal Home Loan Bank advances	845	0.59	(482)	(0.33)		1,327	0.92
Other borrowings	1,379	3.46	9	0.26		1,370	3.20
Tax-equivalent net interest margin	42,109	3.30	3,512			38,597	3.02

F - 9